Exhibit 23.2

                          [ARNETT & FOSTER LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Prospectus, which is part of this Registration Statement on Form S-3 of Energy Services of America Corporation of our reports dated December 29, 2008, relating to our audit of the consolidated financial statements of Energy Services of America Corporation as of September 30, 2008, and for the year then ended, and our audits of ST Pipeline, Inc. as of August 15, 2008, and for the period from January 1, 2008 through August 15, 2008, and as of and for the year ended December 31, 2007 appearing in the Annual Report on Form 10-K of Energy Services of America Corporation for the year ended September 30, 2008.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



                                     /s/ Arnett & Foster, P.L.L.C.





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